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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 1, 2000

                           EDGE TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                       0-20995              13-3778895
(State or other jurisdiction         (Commission         (I.R.S. Employer
    of incorporation)                File Number)        Identification No.)

              901 Yamato Road, Suite 175, Boca Raton, Florida 33431
                    (Address of principal executive offices)

                                 (561) 750-7559
              (Registrant's telephone number, including area code)

                            VISUAL EDGE SYSTEMS INC.
            (Former Name of Registrant, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

         CONVERSION OF CONVERTIBLE SECURITIES

         Edge has completed its corporate reorganization announced in July 2000. Infinity Investors Limited, Glacier Capital Limited and Summit Capital Limited, which were the holders of the convertible notes and shares of Series A-2 Convertible Preferred Stock (which are referred to as the convertible securities) issued by Edge, have converted all the convertible securities based on a formula of four (4) shares of common stock for each $1.00 of principle and interest outstanding through August 1, 2000 under the convertible notes and for each $1.00 of liquidation amount of the Series A-2 Preferred Stock and of unpaid dividends through August 1, 2000. The number of shares of common stock issued upon this conversion was 6,689,165 million after taking into account the reverse stock split discussed below.

         As a result of the conversion of the convertible securities, the four
(4) for one (1) reverse stock split discussed below and the other transactions disclosed in this Report, Edge has 16,069,786 shares of common stock outstanding, 9,152,412 shares of which are held by Infinity, Glacier and Summit.

CORPORATE CHANGES

         In addition to the transactions described above in this Report, Edge has taken the following actions effective as of September 1, 2000:

         o Edge has changed its name from Visual Edge Systems, Inc. to Edge Technology Group, Inc.

         o        Edge has effected a four (4) for one (1) reverse stock split.

         o        Edge has expanded the size of the Board of Directors to five
                  (5) and elected Pierre Koshakji as a director and Johann Schotte as the Chairman of the Board.

         o Edge has elected Pierre Koshakji as the Chief Executive Officer, President and Secretary of Edge, and Thomas Peters as the Executive Vice President.

         o Edge has effected the sale and issuance of approximately 1,385,334 shares of common stock at a purchase price of $1.50 for each share, resulting in net proceeds of approximately $2,078,000 to Edge.

         o Edge has issued warrants to purchase approximately 692,667 shares of common stock at an exercise price of $3.00 for each share.

         o Edge has paid Infinity approximately $39,000 of principal plus all accrued and unpaid interest, an amount which has been advanced by Infinity to Edge for working capital purposes.

         o Edge has paid Infinity approximately $180,000 of principal plus all accrued and unpaid interest, an amount which has been advanced by Infinity to Edge for working capital purposes.

         o Edge has issued Marion Interglobal, Ltd. 83,333 shares of Edge's common stock in satisfaction of approximately $125,000 that has been advanced by Marion Interglobal to Edge for working capital purposes.

         Edge's common stock will trade on the OTC Bulletin Board under the trading symbol, "EDGED" for twenty trading days starting on September 6, 2000. After that time, the additional letter "D" will be removed and Edge's ticker symbol will return to "EDGE".

         The transfer of the common stock of Edge from Infinity to Entertainment Education Enterprises Corporation, or E3, previously discussed in Edge's Form 8-K filled with the Securities and Exchange on July 17, 2000 has not occurred. Infinity, Glacier and Summit waived this aspect to their conversion of the convertible securities.



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PURCHASE POOLING.COM

         Purchase Pooling Investment Fund and Odyssey Ventures Online Holdings, S.A. have contributed 9,593,824 shares and 975,000 shares, respectively, of Series A Convertible Preferred Stock of Purchase Pooling.com, Inc. to Edge in exchange for a total of 2,913,630 shares of Edge common stock.

         PurchasePooling.com, Inc. is the first web-base demand aggregator enabling governmental and educational entities as well as businesses to save significantly on large-ticket capital items by combining their purchasing power nationwide and globally.

HENCIE, INC.

         Edge remains in negotiations with Hencie, Inc. to close the investment transaction previously disclosed in Edge's Form 8-K filed with the Securities and Exchange Commission on July 17, 2000. Infinity, Glacier and Summit waived this provision relating to the conversion of the convertible securities.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  EXHIBITS

         3.1      Amended and Restated Certificate of Incorporation of Edge

         3.2 Certificate of Amendment to Amended and Restated Certificate of Incorporation of Edge

         4.1 Amended and Restated Certificate of Incorporation of Edge (filed as Exhibit 3.1 in this Report)

         4.2 Certificate of Amendment to Amended and Restated Certificate of Incorporation of Edge (filed as Exhibit 3.2 in this Report)

         4.3      Form of Common Stock Specimen

         10.1 Employment Agreement, dated as of September 1, 2000, between Pierre Koshakji and Edge

         99.1     Press Release dated September 5, 2000


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       EDGE TECHNOLOGY GROUP, INC.
                                       (Registrant)

Date: September 15, 2000
                                       By:/s/ Pierre Koshakji
                                          -------------------------------------
                                          Pierre Koshakji
                                          Chief Executive Officer and President

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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER              DESCRIPTION
-------             -----------
  3.1    Amended and Restated Certificate of Incorporation of Edge

  3.2    Certificate of Amendment to Amended and Restated Certificate of
         Incorporation of Edge

  4.1 Amended and Restated Certificate of Incorporation of Edge (filed as Exhibit 3.1 in this Report)

  4.2    Certificate of Amendment to Amended and Restated Certificate of
         Incorporation of Edge (filed as Exhibit 3.2 in this Report)

  4.3    Form of Common Stock Specimen

 10.1    Employment Agreement, dated as of September 1, 2000, between Pierre
         Koshakji and Edge

 99.1    Press Release dated September 5, 2000